SHARE EXCHANGE AGREEMENT

AND PLAN OF REORGANIZATION

This SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made effective this 31st day of August, 2005, is entered into by and among Universal Guardian Holdings, Inc., a publicly-held Delaware corporation (“Public Company”), ISR Systems, Inc., a wholly owned subsidiary of Public Company (“ISR”), the stockholders of MeiDa Information Technology, Ltd., a Hong Kong corporation (“Company”) identified on Schedule I (the “Selling Stockholders”) and the Company.  Public Company, ISR, Selling Stockholders and Company are sometimes referred to herein as a “party” and, collectively, as the “parties”.

WITNESSETH:

WHEREAS Public Company desires ISR to acquire all of the issued and outstanding capital stock of Company;

WHEREAS the Selling Stockholders desire to transfer to ISR all of the Company’s outstanding issued capital stock in exchange for capital stock of Public Company  as set forth herein;

WHEREAS for United States federal income tax purposes the parties intend that (i) the Share Exchange will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

WHEREAS the transactions evidenced hereby are to be submitted for and subject to the approval by the board of directors of Public Company and ISR.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, this Agreement is adopted as a reorganization pursuant to the Code and the parties agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF

PUBLIC COMPANY AND ISR

In connection with the exchange of the Selling Shareholder’s capital stock of the Company to ISR for shares of common stock of the Public Company as contemplated under this Agreement (the “Share Exchange”), the Public Company has made available (including electronically via the SEC’s EDGAR system) to the Selling Shareholders its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the "Disclosure Documents."  Accordingly, in addition to and subject to the disclosures made in the Disclosure Documents,

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Public Company and ISR represent and warrant to the Company and the Selling Shareholders as follows:

1.1

Organization and Good Standing. Public Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and ISR is a corporation in good standing under the laws of the State of California and both and have all corporate powers required to carry on their business. Public Company and ISR are qualified to do business and in good standing as a foreign corporations in all other jurisdictions where the failure to so qualify would have a material adverse affect on Public Company and/or ISR.

1.2

Voting Requirements. Except for any board approval contemplated pursuant to Section 1.3 (the “Public Company Board Approval”), no vote of the stockholders of the Public Company is necessary to approve or execute this Agreement; provided, however, the  closing of the transactions contemplated hereby including the exchange of shares is subject to the approval of the agenda items by the stockholders of the Public Company consistent with Section 3.6(c) below.

1.3

Authorization. Before the Closing Date, Public Company and ISR will have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.  Notwithstanding any provision herein to the contrary, in the event the Board of Directors of the Public Company do not approve the terms and conditions of this Agreement or the Public Company’s shareholders do not approve the agenda items at the shareholders meeting currently scheduled for October 6, 2005, this Agreement will automatically terminate and no party shall be liable to the other for obligations, demands, liabilities or damages of any nature whatsoever or in any amounts.

1.4

No Conflicts or Consents. Subject to the approvals mandated by Section 1.3 the execution and delivery by Public Company and ISR of this Agreement and the performance of their obligations set forth herein do not conflict with the certificate or articles of incorporation or bylaws of Public Company and ISR or any provision of law, statute, rule or regulation or of any agreement or judgment applicable to or binding upon Public Company, including the laws of the State of Delaware, as applicable, and federal securities laws, nor will it result in the creation of any lien, charge or encumbrance upon any Public Company assets or properties. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Public Company and ISR of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution of this Agreement nor its consummation in accordance with its terms conflicts with or constitutes a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Public Company and ISR are a party or by which Public Company and ISR are bound.

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1.5

Enforceable Obligations. This Agreement is a legal and binding obligation of Public Company and ISR, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors rights and general equitable principles.

1.6

Capitalization. The authorized capital stock of Public Company consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock.  All of the issued and outstanding shares of Public Company common stock as set forth in the Disclosure Documents are fully paid for and non-assessable.

1.7

Financial Statements. Public Company has delivered to the Company and Selling Shareholders as part of the Disclosure Documents: (i) audited financial statements dated, and for the fiscal year ended, December 31, 2004, together with all notes thereto and (ii) unaudited financial statements dated, and for the quarter ended June 30, 2005, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis.

1.8

Compliance With Law. Public Company and ISR are in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the SEC and all applicable state securities departments. Public Company and ISR have not received any notification that either is in violation of any laws, regulations or orders and, to the best knowledge of the management of Public Company, no such violations exist. Neither Public Company nor any employee or agent of Public Company and ISR have made any payment to any person which violates or would violate any statutes or law required to be disclosed under applicable disclosure policies of the SEC, including the Foreign Corrupt Practices Act, regardless of whether such statues or law were at the time applicable to Public Company.

1.9

Filings of Reports. Public Company is presently current in the filing of all reports required under Section 13 of the Securities Exchange Act of 1934, as amended including all reports on Forms 10-QSB, 10-KSB and 8-K. All forms, filings and reports filed by Public Company with the SEC were complete and accurate and no statement contained in any Public Filing (including financial statements contained therein), contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.10

Tax Filings. Public Company and ISR have duly filed all federal, state, local and foreign tax reports and returns required to be filed by them and have duly paid all taxes and other charges due or claimed to be due from them by any federal, state, local or foreign tax authorities. Further, the reserve for taxes, if any, reflected in the most recent balance sheet contained in the Public Company Financial Statements is adequate and there are no tax liens upon any property or assets of Public Company. All deficiencies and assessments resulting from an examination of state, local, federal and foreign tax returns and reports have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax

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return or report for any period. Public Company is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Code.

1.11

Disclosure. No representations or warranties by Public Company or ISR in this Agreement and no statement contained in the Disclosure Documents or other writings furnished by Public Company, or in connection with the transaction contemplated hereby, contained or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

1.12

Officers’ Certificates. At Closing, the President of Public Company shall provide a certificate, dated as of the Closing Date and certified by the Secretary of Public Company, to the effect that:

(a)

Public Company has delivered as part of the Disclosure Documents audited financial statements dated, and for the fiscal year ended December 31, 2004, and Public Company has delivered unaudited financial statements dated, and for the quarter ended June 30, 2005; in each case together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis.

(b)

Public Company has delivered, or otherwise made available for inspection to the Company and the Selling Shareholders, true and correct copies of the Certificate of Incorporation and Bylaws of Public Company and the minutes of all meetings of its directors and stockholders.

(c)

The representations and warranties of Public Company and ISR contained in this Agreement are true and correct as of the Closing Date (other than those representations or warranties that are made as of a specific date, which were true and correct as of such date).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF COMPANY AND SELLING STOCKHOLDERS

Company for itself and on behalf of all Selling Stockholders and each Selling Stockholder, for themselves, and not for any other Selling Stockholder, represent and warrant to Public Company that, except as set forth in the Company’s Disclosure Schedules attached hereto and made a part hereof:

2.1

Statements. Company has delivered audited financial statements dated, and for the fiscal year ended December 31, 2004, and Company has delivered unaudited financial records dated, and for the quarter ended June 30, 2005 (collectively, the “Company Financial Statements”); in each case together with all notes thereto, prepared in reasonable detail and as to the December 31, 2004 statements, in accordance with generally accepted accounting principles (Hong Kong standards) applied on a consistent basis.  The Company Financial Statements for December 31, 2004 present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of

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the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles (Hong Kong standards) applied on a consistent basis; the interim un-audited consolidated financial records included in the Company Financial Statements present fairly the financial transactions, for the periods to which they relate subject to year-end audit adjustments; the selected financial and statistical data included in the Company Financial Statements present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein.

2.2

Absence of Certain Changes. Since the date of the most recent balance sheet contained in the Company Financial Statements and as of the Closing Date, the Company has not:

A.

Suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

B.

Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of its properties, assets or business (whether or not covered by insurance);

C.

Borrowed or agreed to borrow any funds or incurred  or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except as related to the costs associated with the proposed transaction herein and to its transfer agent;

D.

Paid, discharged or satisfied any claims, liabilities or obligations, other than in the normal course of its business;

E.

Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

F.

Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal, mixed, tangible or intangible);

G.

Entered into any consulting arrangements or agreements other than the Independent Contractor Agreements, each of which is dated June 30, 2005 between the Company and Linkena Anstalt, respecting the services of Thomas Goertz, Linkena Anstalt respecting the services of Herbert Goertz, TerrySys, Inc., respecting the services of Chris Terry and Hunbead, LLC, respecting the services of Huba Horompoly (collectively the “Company Independent Contractor Agreements”),  granted any increase in the compensation of directors, officers or employees (including any such increase pursuant to any bonus, pension, profit- sharing or other plan or commitment), or any increase in the compensation payable or to become payable to any director, officer or employee;

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H.

Made any capital expenditure or commitment outside of its normal course of business;

I.

Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities, other than as required hereunder;

J.

Made any change in any method of accounting or accounting practice;

K.

Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible), to, or entered into any affiliate or associate of any of its directors or officers, none of which shall result in any liability or indebtedness which shall survive this closing;

L.

Entered into any transaction, contract or commitment, except for an oral agreement to perform SAP implementation services for Performance Fiber and the Company Independent Contractor Agreements;

M.

Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business assets or properties of Public Company; or

N.

Agreed, whether in writing or otherwise, to take any action described in the foregoing clauses A through M.

2.3

Employment Agreements; Benefit Plans. There are currently no employment or severance agreements or consulting agreements to which Company is subject, or by which it is bound that will remain in force or continue to be effective in any respect after the Closing of the transactions contemplated by this Agreement as defined in Paragraph 3.1. Company is not subject to, nor has it established, a benefit plan, of any nature or kind whatsoever.

2.4

Permits and Licenses. The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all national, state, local and other governmental authorities of the nation in which it was incorporated and in which it conducts business, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted and the Company has not received any notice of any proceeding relating to revocation or modification of any such licenses, permits, certificates, except as described in the Company’s Disclosure Schedule.

2.5

Intellectual Property Rights.  The Company owns or possesses adequate licenses or other rights to use all software applications, software code (either source code or otherwise), patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct its businesses as described in Schedule II (the “Company Intellectual Property Rights”).  The Company has not received any written notice or, to

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the knowledge of the Company, received any threatened action, suit, proceeding, inquiry or investigation concerning the Company’s ownership of, possession, licensing or other rights in respect to the Company’s Intellectual Property Rights nor has it not received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

2.6

Litigation. There is no pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company is a party, or to which the Company’s respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body.  Documents.

2.7

Contracts, Agreements and Leases. The Company is not a party to any contracts, agreements, permits, licenses, plans leases or similar arrangements except as set forth in Schedule III.

2.8

Other Information and Inspections. Company and the Selling Stockholders have made or will make available for inspection and copying all books and records of Company and have fully and completely furnished or will furnish to Public Company and ISR such information as requested.

2.9

Foreign Law Compliance. Company’s board of directors has taken all action necessary to ensure that it is in compliance with all law applicable to and governing its charter and the transactions contemplated hereby by approving the transactions contemplated hereby, including the Share Exchange.

2.10

No Conflicts or Consents. The execution and delivery by Company and the Selling Shareholders of this Agreement and the performance of their respective obligations set forth herein do not conflict with the certificate or articles of incorporation or bylaws of Company or any provision of law, statute, rule or regulation or of any agreement or judgment applicable to or binding upon Company or Selling Stockholder, including without limitation the laws of the Hong Kong, as applicable, nor will it result in the creation of any lien, charge or encumbrance upon any Selling Stockholder’s assets or properties, or upon those of Company. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company or any Selling Stockholder of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution of this Agreement nor its consummation in accordance with its terms conflicts with or constitutes a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Company or any Selling Stockholder is a party or by which Company or any Selling Stockholder is bound.

2.11

Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has all corporate powers required to carry on its business and enter into and carry out the transactions

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evidenced herein. Company is qualified to do business and in good standing as a foreign corporation in all other jurisdictions where the failure to so qualify would have a material adverse affect on Company.

2.12

Tax Filings. Company has duly filed all applicable national, provincial, local and foreign tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by any national, provincial, local and foreign or foreign tax authorities. Further, the reserve for taxes, if any, reflected in the most recent balance sheet contained in the Company Financial Statements is adequate and there are no tax liens upon any property or assets of Company. All deficiencies and assessments resulting from an examination of state, local, federal and foreign tax returns and reports have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any national, provincial, local and foreign or foreign tax return or report for any period.

2.13

Compliance with Law. Company is in compliance with all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of Hong Kong. Company has not received any notification that it is in violation of any laws, regulations or orders and, to the knowledge of Company, no such violations exist. Neither Company nor any employee or agent of Company has made any payment to any person which violates any statues or law required to be disclosed under applicable disclosure policies of the United States Securities & Exchange Commission, including the Foreign Corrupt Practices Act.

2.14

Company Practices and Procedures.  The Company maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, and (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

2.15

Enforceable Obligations. This Agreement is a legal and binding obligation of Company and each Selling Stockholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors rights and general equitable principles.

2.16

Disclosure. No representations or warranties by Company or any Selling Stockholder in this Agreement and no statement contained in any document (including the Company Financial Statements), certificate or other writing furnished by Company or any Selling Stockholders to Public Company pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to Company or any Selling Stockholder which, either individually or in the aggregate, would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of Company.

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2.17

Voting Requirements. Except for any board approval contemplated pursuant to Section 2.17 (the “Company Board Approval”), no vote of the board of directors or stockholders of Company is necessary to approve or adopt this Agreement or the transactions contemplated hereby, including the Share Exchange; provided, however, that the Selling Shareholders execution of this Agreement, each of whose execution is required hereunder, shall constitute such consent.

2.18

Company Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  Each of the transaction documents necessary to perform and effectuate the transaction contemplated by this Agreement has been or, by the Closing Date, will have been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.19

Capitalization. The authorized capital stock of Company consists of 2,000,000 shares of common stock (voting) of which 2,000,000 shares are issued and outstanding, 500,000 shares of common stock (non-voting) of which 500,000 are issued and outstanding, and 400 shares of preferred stock of which 400 shares are issued and outstanding.  On or prior to the Closing Date, 400 shares of preferred stock will be transferred to ISR without consideration and 250,000 shares of Class B common stock will be transferred to ISR without consideration, so that the shares to be exchanged for Public Company stock will be 2,000,000 shares of Class A and 250,000 shares of Class B.  All of the issued and outstanding shares of Company common stock are fully paid for and non-assessable. Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions therefrom.

2.20

Selling Shareholders’ Shares.  Each of the shares of each of the Selling Shareholders’ shares to be exchanged under the terms of this Agreement have been validly issued, fully paid and non-assessable.  Neither the Selling Shareholders of the Company nor any other third persons have any preemptive or similar rights with respect to the capital stock of the Company.  Each of the Selling Shareholders has full and marketable title to each of the shares of Company common stock listed opposite its name on Schedule I which are to be exchanged under the transaction contemplated under this Agreement, free and clear of all liens, charges, encumbrances or restrictions.

2.21

Selling Shareholders’ Authorization.  The execution, delivery and performance by each of the Selling Shareholders and the exchange of shares by each of the Selling Shareholders as contemplated under this Agreement as well as the fulfillment of the terms hereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any one of the Selling Shareholders is a party or to which any of their respective properties or assets are subject, (ii) the

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Certificate of Incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Selling Shareholders or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Selling Shareholders.

2.22

Discharge of Loans.  On or prior to the Closing Date, the Company shall cause its shareholder loans from Linkena Anstalt and EuroChina AG to be contributed to the Company as additional capital without the issuance of additional share certificates or other consideration and provide adequate proof of such conversion to Public Company as a condition of closing.

2.23

Compliance With Regulation S of the U.S. Federal Securities Laws.  Unless as stated in Schedule I as being a U.S. person, each Selling Stockholder (1) is a bona fide resident of, is domiciled within and received the offer and made the decision to effectuate the exchange and effectuated such transaction, outside of the United States and its territories, and without any contact whatsoever with the United States or any state or territory thereof other than negotiations with ISR and Public Company, (2) is not a “U.S. Person (as such term is defined in Regulation S), and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person; (3) is “accredited” within the meaning of Rule 501 of Regulation D; (4) is acquiring the Exchange Shares solely in his or her own name and for his or her own account, and not as a nominee or agent for, or on behalf of, or for the beneficial interest or account of, or with the intention to transfer to any other person; and (5) is acquiring the Exchange Shares for investment purposes only for an indefinite period, and not with a view to the sale or distribution (including any resale, assignment, transfer or hypothecation) of any part or all thereof, by public or private sale or other disposition.

2.24

Compliance With Regulation D.  Each Selling Stockholder, including those who are not U.S. Persons,  (1) is “accredited” within the meaning of Rule 501 of Regulation D; (4) is acquiring the Exchange Shares solely in his or her own name and for his or her own account, and not as a nominee or agent for, or on behalf of, or for the beneficial interest or account of, or with the intention to transfer to any other person; and (2) is acquiring the Exchange Shares for investment purposes only for an indefinite period, and not with a view to the sale or distribution (including any resale, assignment, transfer or hypothecation) of any part or all thereof, by public or private sale or other disposition.

2.25

Compliance With Securities Laws Of Other Jurisdictions.  Neither ISR or Public Company have made any representation to Company or Selling Shareholders relating to their right or ability to sell the Exchange Shares pursuant to the securities laws of the Peoples Republic of China or Hong Kong or any country or jurisdiction other than the United States (in accordance with the federal securities laws of the United States pursuant to section 3.2 of this Agreement); and each Selling Shareholders represents and acknowledges that it shall be his or its sole responsibility at his or its sole cost and expense to procure any required consents or approvals, although ISR and Public Company agree to provide reasonable cooperation.

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2.26

Awareness Of Risk Factors and Uncertainties; Appropriateness Of Investment.  Each Selling Stockholder acknowledges his or its understanding that the purchase of the Exchange Shares involves a number of significant risks and uncertainties including, without limitation, the following: (1) those risk factors and uncertainties generally described in the Disclosure Documents; and (2) the risk of immediate and substantial (and possibly total) dilution with respect to the pro forma net tangible book value of each Exchange Share.  Each Sellling Stockholder represents and warrants that (1) an investment in the Exchange Shares is suitable for him or it based upon his or its investment objectives and financial needs, (2) that he or it has evaluated his or its financial resources and investment position in view of the foregoing, and that he or it has adequate means for providing for his or its current and future financial needs and personal contingencies, and has no need for liquidity in an investment in the Exchange Shares at the present time or, to his or its knowledge, at any time in the foreseeable future; (3) that he or it can afford a complete loss of an investment in the Exchange Shares; and (4) that he or it does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and an investment in the Exchange Shares will not cause such overall commitment to become excessive.

2.27

Satisfactory Completion Of Due Diligence.  Each Selling Stockholder represents and warrant that before executing and delivering this Agreement, (1) he or it had the opportunity to engage an Independent Investment Advisor and such other professionals and advisors including, without limitation, accountants, appraisers, investment, tax and legal advisors (collectively, the “Advisors”), each of whom are independent of ISR and Public Company and their advisors and agents (including their legal counsel); (2) he or it and his or its Advisors, if any, received and had the opportunity to fully review the Disclosure Documents; (3) he or it and his or its Advisors, if any, received and had the opportunity to  meet with representatives of ISR and Public Company and to ask questions of, and receive answers from, such representatives concerning their business and finances and an investment in the Exchange Shares and, to the extent he or it and his or its Advisors availed yourselves of this opportunity, received satisfactory information and answers; (4) he or it and his or its Advisors, if any, received and had the opportunity to request ISR and Public Company provide such financial and other written information about the company (in addition to that contained in the Disclosure Documents), including documents, books and records of the companies, to the extent the companies had such information in its possession or could acquire it without unreasonable effort or expense; and to the extent he or it and his or its Advisors availed themselves of this opportunity, reviewed such financial and other written information and were satisfied with such review; (5) he or it had the opportunity together with his or its Advisors, if any, to conduct such additional due diligence review as he or it and his or its Advisors deemed necessary or advisable, and (6) he or it had the opportunity to procure from his or its Advisors such opinions as to the investment merits of an investment in Exchange Shares and the exchange to facilitate such transaction; the tax consequences of the subsequent disposition of the Exchange Shares; and the effect of same upon his or its personal financial circumstances, as he or it and his or its Advisors may deem advisable.  Each Selling Stockholder further represents and warrants that he or it has, to the extent that he or it has availed himself or itself of the aforesaid opportunity, received satisfactory information and answers from his or its Advisors.

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2.28

Offering Communications And Reliance.  Each Selling Stockholder represents and warrants that no person has furnished him or it or his or its Advisors, if any, with any materials or literature or information relating to this transaction or ISR or Public Company, or made any oral or written representations or warranties to him or it or his or its Advisors, if any, in connection with this transaction, which materials or literature or information and/or representations and warranties are in any way inconsistent with the information and/or representations and warranties made in this Agreement or the Disclosure Documents.  Each Selling Stockholder represents and warrants that he or it has not been furnished with any other materials or literature relating to the offer and sale of the Exchange Shares other than the Disclosure Documents; and except as expressly stated in the Disclosure Documents or this Agreement, he or it has not relied upon any representation or other information (oral or written) other than as expressly stated in the Disclosure Document or as contained in documents or answers to questions so furnished to it or its Advisors by ISR or Public Company.

2.29

No Public Advertising Or Solicitations.  Each Selling Stockholder represents and warrants that he or it is unaware of, is in no way relying on, and did not become aware of the opportunity to invest in the Exchange Shares, through or as a result of any form of public advertising including, without limitation, any advertisement, article, notice, leaflet or other communication (whether published in any newspaper, magazine, or similar media or broadcast over television or radio, or otherwise generally disseminated or distributed).  Each Selling Stockholder further represents and warrants that he or it did not subscribe to purchase the Exchange Shares, or become aware of the opportunity to invest in the Exchange Shares, through or as the result of any public or promotional seminar or meeting to which it was invited by, or any solicitation of a subscription by, a person not previously known to it in connection with investments in securities generally.

2.30

Officers’ Certificates. At Closing, the President of Company shall provide a certificate, dated as of the Closing Date and certified by the Secretary of the Company, to the effect that:

(a)

The Company has delivered audited financial statements dated, and for the fiscal year ended December 31, 2004, and Company has delivered unaudited financial records dated, and for the quarter ended June 30, 2005; in each case together with all notes thereto, prepared in reasonable detail which in the case of the December 31, 2004 statements, are in accordance with generally accepted accounting principles (Hong Kong standards) applied on a consistent basis.

(b)

The Company has delivered, or otherwise made available, true and correct copies of the Certificate of Incorporation and Bylaws of Public Company and the minutes of all meetings of its directors and stockholders.

(c)

The representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (other than those representations or warranties that are made as of a specific date, which were true and correct as of such date).

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ARTICLE III

CLOSING AND EXCHANGE OF SHARES

3.1

Terms of the Exchange.

On the date (the “Closing Date”) of the closing (the “Closing”) of the transactions contemplated hereby, Public Company shall cause to be delivered to the Selling Stockholders, in an acceptable form, certificates for an amount of  2,272,727 shares of its $.001 par value voting common stock (the “Exchange Shares”) which is equal to $3,000,000.00 divided by the Volume Average Weighted Price (VAWP) for the 15 days preceding August 31, 2005, free and clear of all mortgages, pledges, claims, liens and other rights and encumbrances whatsoever.  The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any stockholder or creditor of Public Company, or any other person whatsoever.

Each Selling Stockholder shall, in consideration for their receipt of the respective number of Exchange Shares, transfer and deliver to ISR certificates representing all of the issued and outstanding shares of Company common stock owned by them and identified in Schedule I (the “Company Shares”).  ISR shall receive good and marketable title to the Company Shares, which shall be transferred to Public Company free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatsoever.

3.2

Restrictions on Transfer Under Federal Securities Laws Of United States. The Exchange Shares, when issued and delivered hereunder, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and shall constitute “restricted securities” within the meaning of the Securities Act. Each Selling Stockholder shall execute and deliver to Public Company an investment letter satisfactory in form and substance to Public Company’s counsel which states, among other things, that (1) if the Selling Stockholder is not a U.S. person as indicated in Schedule I, he or she is a bona fide resident of, is domiciled within and received the offer and made the decision to effectuate the exchange and effectuated such transaction, outside of the United States and its territories, and without any contact whatsoever with the United States or any state or territory thereof other than negotiations with ISR and Public Company, (ii) is not a “U.S. Person (as such term is defined in Regulation S), and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person; (2) such Selling Stockholder is “accredited” within the meaning of Rule 501 of Regulation D; (3) such Selling Stockholder is acquiring the Exchange Shares solely in his or her own name and for his or its own account, and not as a nominee or agent for, or on behalf of, or for the beneficial interest or account of, or with the intention to transfer to any other person; and (4) such Selling Stockholder is acquiring the Exchange Shares for investment purposes only for an indefinite period, and not with a view to the sale or distribution (including any resale, assignment, transfer or hypothecation) of any part or all thereof, by public or private sale or other disposition; and (5) that the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the Securities Act and, consequently, may not be resold, assigned, transferred or hypothecated within the United States or on any United States based exchange or market unless registered under the Securities Act, or in the opinion of Public Company’s counsel, an exemption from the registration requirements of the Securities Act is available for any such transaction,

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including  Rule 144 under the Securities Act.  When the Exchange Shares become eligible to be transferred pursuant to Rule 144 under the Securities Act, Public Company will offer its counsel, at no cost to Selling Stockholders to assist them in effectuating a transfer permitted thereunder.

3.3

Changes in Capitalization of Public Company. If the issued and outstanding shares of the capital stock of Public Company are found as of the Closing Date to have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Public Company than that set forth in the Disclosure Documents through reorganization, reclassification, stock dividend stock split, reverse stock split or similar change in the capitalization of Public Company, Public Company shall issue and deliver to the Selling Shareholders such number of Public Company shares or securities as will reflect an equitable adjustment of the Public Company shares specified in Section 3.1 on account of any such increase, decrease, change or exchange. In the event of any such change in the capitalization of Public Company, all references to the Exchange Shares herein shall refer to the number of Public Company shares or securities as thus adjusted.

3.4

Closing Date. The Closing Date of the transactions contemplated hereby shall be 5:00 p.m. Pacific Time on the business day following the date all of the conditions to the Closing set forth in Section 3.6, 3.7, 3.8 and 3.9 shall be satisfied or waived, and in no event later than October 11, 2005 or such other date and time as the parties may mutually agree on. All representations of the parties hereto shall survive the Closing and the representations and warranties shall be made as in effect on the closing date.

3.5

Closing Documents and Actions.

(a)

At the Closing, Public Company and ISR shall:

(1)

Deliver to the Selling Stockholders certificates representing the number shares of Public Company common stock issued pursuant to Section 3.1 in the respective share amounts and names of the Selling Stockholders set forth in Schedule I;

(2)

Deliver to the Selling Stockholders a certified copy of minutes of  ISR’s directors and Public Company’s directors authorizing this transactions;

(3)

Deliver to the Selling Stockholders a certificate of good standing indicating Public Company’s good standing and payment of all franchise taxes in Delaware;

(4)

Deliver to the Selling Stockholders an opinion of legal counsel regarding the due and valid issuance and the fully paid and non-assessable character of the Exchange Shares;

(5)

Deliver to the Selling Stockholders a certificate of President pursuant to Section 1.12; and

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(6)

Employment agreements with Herbert Goertz, Thomas Goertz and Christopher J. Terry, and a service agreement with Hunbead LLC for the services of Huba Horompoly, upon terms reasonably agreeable to said persons.

(b)

At the Closing, the Selling Stockholders and Company shall deliver to Public Company or ISR:

(1)

Certificates representing each Selling Stockholder’s Company Shares, together with an assignment of said shares separate from certificate, such share certificates to represent in aggregate all of the issued and outstanding Company capital stock;

(2)

A certified copy of minutes of board of directors of the Company authorizing the transaction;

(3)

A certificate of good standing indicating the Company’s good standing in Hong Kong as well as any other taxing jurisdiction to which the Company is subject;

(4)

A legal opinion of counsel, in form and substance acceptable to Public Company;

(5)

An investment letter from each Selling Stockholder as contemplated in Section 3.2 relating to the acquisition of the Exchange Shares;

(7)

Evidence of the contribution by Linkena Anstalt and EuroChina AG of their shareholder loans to the capital of the Company for no additional shares or consideration;

(8)

A full and complete unconditional release, discharge and termination of each of the Company Independent Contractor Agreements without any further or continuing obligations to the parties in any amount(s) or manner whatsoever; and

(9)

Employment agreements with Herbert Goertz, Thomas Goertz and Christopher J. Terry, and a service agreement with Hunbead LLC for the services of Huba Horompoly, upon terms reasonably agreeable to ISR.

3.6

Conditions to All Parties’ Obligation to Close.  The obligation of all parties to consummate the Share Exchange is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a)

The transactions contemplated hereby shall not be subject to or any applicable waiting period under the Hart-Scott-Rondino Antitrust Improvements Act of 1976 (the “HSR Act”).

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(b)

Each of the Public Company Board Approval and the Company Board Approval shall have been obtained.

(c)

The Public Company shall have convened a shareholders meeting (which is currently scheduled for October 7, 2005) and the shareholders of the Public Company shall have approved each of the items of agenda for such meeting.

(d)

ISR and each of Herbert Goertz, Thomas Goertz and Christopher J. Terry shall have entered into employment agreements on mutually acceptable terms and ISR and Hunbead LLC shall have entered into a services agreement for the services of Huba Horompoly on mutually acceptable terms.

(e)

Other than the filing provided for under Sections 3.5(a)(7), any filing to be made pursuant to SEC Rule 14 f-1 and filings pursuant to the HSR Act, all consents, approvals and actions of, fillings with and notices to any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (“Governmental Entity”) required of Public Company, the Company of the Selling Stockholders to consummate the transactions contemplated hereby shall have been obtained or made, all in form and substance reasonably satisfactory to Public Company and Company.

(f)

No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect (i) preventing the consummation of the Share Exchange, or (ii) which otherwise is reasonably likely to be materially adverse to the business, assets, results of operations or financial condition of either of Public Company, ISR or Company, except for any events or states of facts relating to (a) the homeland security industry in general, and not relating specifically to the business of Public Company or Company, as the case may be, or (b) the economy of the United States or the world, in general, and not relating specifically to the business of Public Company, ISR or Company (any such fact or event with respect to any such party, a “Material Adverse Effect”); provided that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possibly any such Restraints that may be entered.

3.7

Conditions to the Selling Stockholders’ and Company’s Obligation to Close. The obligation of the Selling Stockholders’, ISR and Company to consummate the Share Exchange is further subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

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(a)

The representations and warranties of Public Company and ISR set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date).

(b)

Public Company shall have performed and complied with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Selling Stockholders shall have received a certificate of the President of Public Company as to the satisfaction of this condition.

(c)

Public Company’s and ISR’s board and stockholders, as necessary or appropriate, shall have duly approved this Agreement;

(d)

The Selling Stockholders and Company shall have received all of the documents to be delivered by Public Company under Section 3.5(a).

3.8

Conditions to Public Company’s Obligation to Close. The obligation of Public Company and ISR to consummate the Share Exchange is subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

A.

The respective representations and warranties of the Selling Stockholders and Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date).

B.

The Selling Stockholders and Company shall have performed or complied with all obligations required to be performed or complied with by them under this Agreement at or prior to the Closing Date, a certificate of the President of Company as to the satisfaction of this condition by the Selling Stockholders and Company.

C.

Company’s board and stockholders, as necessary or appropriate, shall have duly approved this Agreement;

D.

The Public Company and/or ISR shall have received all of the documents to be delivered by the Company and the Selling Shareholders under Section 3.5(b).

E.

At any time after the date of this Agreement there shall not have occurred and be continuing as of the Closing Date a Material Adverse Effect on the Company.

3.9

Share Exchange Contingency. The parties acknowledge the consummation of the Share Exchange contemplated by this Agreement is contingent upon approval of the agenda items by the Shareholders of Public Company at a meeting scheduled for October 6, 2005, as well as the execution of mutually acceptable employments agreements as set forth in paragraphs 3.6(c) and (d), respectively.  In the event either of these contingencies fail to be satisfied, the parties agree to (i) use their best efforts to negotiate the terms of another agreement whereby Public Company and ISR can acquire the business of Company

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under terms which do not require Shareholder approval of Public Company or where such approval has been granted; or (ii) use their best efforts to negotiate an alliance agreement whereby the businesses of Company and ISR can be jointly developed as been planned.  By reason of the Public Company having a requirement to obtain Shareholder approval for this transaction, the parties shall delay the exchange of the shares of Company for the Exchange Shares until it can be determined if shareholder approval is obtained.  If shareholder approval is obtained, the shares of Company shall be exchanged for the Exchange Shares on October 7, 2005.  In the event either of the foregoing contingencies fail to be satisfied and the parties are unable to negotiate the terms of a new agreement or a strategic alliance as provided for in this paragraph, Public Company and ISR acknowledge that the Company shall be entitled to retain any and all intellectual property developed by the Company, and the Company acknowledges that Public Company and ISR shall be entitled to retain any and all intellectual property developed by Public Company and ISR.

ARTICLE IV

COVENANTS OF SELLING STOCKHOLDERS AND COMPANY

The Selling Stockholders (for each of themselves) and Company (collectively, the “Company Parties”), covenant and agree that:

4.1

Transactions. Prior to the Closing Date, the Company Parties will carry on Company’s business diligently and substantially in the same manner as heretofore conducted and as contemplated by Public Company and Company to be modified in connection with the transactions contemplated hereby (which shall include pursuing strategic alliances and jointly responding to request for proposals), and will not enter into any transactions which would singly or in the aggregate be materially adverse to Company’s business, prospects or financial condition, taken as a whole.

4.2.

Conduct of Business. Prior to the Closing Date:

(a)

The Company Parties will not (i) permit or do or cause to be done anything which Company has represented in Article II not to have been done, except as otherwise permitted in this Agreement or consented to by Public Company in advance and in writing; (ii) make or permit any amendment to Company’s certificate or articles of incorporation or bylaws; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Company’s common stock, nor cause or permit the issuance of any additional shares of Company’s common stock; (iv) to the best ability of the Company Parties, permit or do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which Company is a party; (v) to the best ability of the Company Parties, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Company; or (vi) organize any subsidiary of Company, or acquire or permit the acquisition of any equity interest in any other business or entity.

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(b)

Prior to the Closing Date: To the best of their ability, the Company Parties will: (i) maintain Company’s books, accounts, and records as now being maintained, on a consistent basis, (ii) maintain Company’s properties in good repair; (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to Company or its business or any license or permit issued to Company; and (iv) take each and every step necessary to preserve the charter issued by Hong Kong, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

4.3

Issuance of Additional Securities. Prior to the Closing Date, Company shall not issue or permit the issuance of any common stock of the Company or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of Company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of Company, or any option or similar right to acquire such securities.

4.4

Board Approval. Promptly following the execution and delivery of this Agreement, Company shall use its best efforts to submit this Agreement and the transactions contemplated hereby to Company’s board of directors for Company Board Approval.

4.4.1

Covenant Not to Short Stock.  Commencing on the date hereof and continuing until such time as each Selling Stockholder or its affiliates no longer hold any securities of Public Company, each Selling Stockholder, on behalf of himself or itself and his or its affiliates, hereby covenants and agrees not to, directly or indirectly, offer to "short sell", or contract to "short sell" or otherwise “short sell” the securities of Public Company including, without limitation, the Exchange Shares.

4.4.2

Compliance With Investment And Tax Laws.  Each Selling Stockholder represents and warrants that he or it has complied with all applicable investment and tax laws and regulations in force to which it may be subject relating to the legality of an investment in the Exchange Shares in his or its any country or other jurisdiction in which he or it resides or may be subject, and has obtained any consent, approval or permission required of him or it to acquire the Exchange Shares under such investment and tax laws and regulations, and ISR and Public Company shall have no responsibility therefore.

ARTICLE V

COVENANTS OF PUBLIC COMPANY

5.1

Effectuation of this Agreement. Public Company and ISR covenant and agree that, prior to the Closing Date: Public Company will use their best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms; to obtain all required consents and authorizations of third parties; to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement; and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

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5.2

Board Approval. Prior to or promptly following the execution of this Agreement, Public Company and ISR shall use their best efforts to obtain the Public Company Board Approval of this Agreement and all transactions contemplated hereby.

5.3

Conduct. Public Company and ISR covenant and agree that, prior to the Closing Date:

(a)

Public Company and ISR will not (i) permit or do or cause to be done anything which Public Company and ISR has represented in Article I not to have done, except as otherwise permitted in this Agreement, or consented to by Company in advance and in writing; (ii) make or permit any amendment to the Public Company Certificate of Incorporation or Bylaws, other than those matters included in the Amendment and such other amendment or restatements of the Bylaws as Company shall request, which shall be adopted by Public Company, effective on the Closing Date; (iii) cause or permit to be declared or paid any dividend, stock split or distribution in respect of Public Company’s capital stock (which for purposes of clarity does not include equity financing or compensation), other than as disclosed herein; (iv) to Public Company’s best ability, permit or cause the waiver of the provisions of any statute  of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Public Company or ISR.

(b)

To the best of their ability, Public Company and ISR will: (i) maintain their books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule, regulation or ordinance whatsoever applicable to them; and (iii) take each and every step necessary to preserve the charter issued by the State of Delaware, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

5.4.

Access. Public Company and ISR agree that they will allow Company Parties’ directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its affairs as the Company Parties may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS

6.1

Access to Information; Confidentiality.

(a)

Each of the Company Parties, on one part, and Public Company and ISR, on another part, shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the

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Company Parties and Public Company and ISR shall furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 6.1 shall affect any representation or warranty given by the other party hereto.

(b)

Each of the Company Parties, on one part, and Public Company, on another part, will hold and will cause each of their respective officers, directors, employees, attorneys, investment bankers and other advisors (“representatives”) to hold in strict confidence (unless compelled to disclose by judicial or administrative process) all non-public information obtained, whether prior to or after the date of this Agreement, from or provided on behalf of the other party, except to the extent that such information can be shown to have been (i) previously known or independently developed by the party receiving such information, (ii) in the public domain through no fault of the receiving party, or (iii) later lawfully acquired by the receiving party from other sources not known by the receiving party to be bound by confidentiality obligations (the “Confidential Information”). Each of the Company Parties, on one part, and Public Company and ISR, on another part, will, and will cause each of their respective representatives to, use the Confidential Information received by it solely in connection with its evaluation of the transactions contemplated by this Agreement in furtherance of the consummation of such transactions in accordance with the terms of this Agreement. In the event of the termination of this Agreement, the Company Parties, on one part, and Public Company and ISR, on another part, will, and will cause each of their respective representatives to, (x) maintain the confidentiality of the Confidential Information, and (y) return all written Confidential Information promptly upon the written request of the other party. In addition, each of the Company Parties, on one part, and Public Company and ISR, on another part, will, and will cause each of their respective representatives, not to solicit any employee of the other for employment, provided that each of Company and Public Company and ISR may engage in general solicitations of employment not specifically directed to employees of Company and Public Company and ISR, as the case may be.

6.2

Takeover Statute. The Company Parties, Public Company and ISR shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

6.3

Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the

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other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers consents and approval from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and  (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplate by, and to fully carry out the purposes of, this Agreement.

6.4

Indemnification

(a)

Public Company and ISR hereby agree to indemnify and hold harmless the Company Parties and each of their respective officers, directors, managers and members from and after the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Damages”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article I of this Agreement or any breach of any covenants set forth in this Agreement. The indemnification provided for in this Section 6.4(a) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b)

Each of the Company Parties (for themselves only and not for any other party) agree to indemnify Public Company and each of its officers, directors, managers and members as of the date of this Agreement against any Damages to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement or because of any breach by him/it of any covenants set forth in this Agreement. The indemnification provided for in this Section 6.4(b) shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement, and shall be limited to the amount of consideration received by each such party.

(c)

If any party entitled to indemnification under this Section 6.4 (the “Indemnified Party”) shall receive notice or otherwise learn of the assertion by any other personal of any claim or of the commencement by any such person or any action (a “Third-Party Claim”) with respect to which a party may be obligated to provide indemnification pursuant to this Section 6.4 (the “Indemnifying Party”), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third-Party Claim (the “Indemnification Notice”); provided, however, that the failure of any

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Indemnified Party to give notice as provided in this Section 6.4 shall not relieve the Indemnifying Party of its obligations under this Section 6.4, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount of damages that has been paid or reasonably expects to pay or incur by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within five (5) business days after the Indemnified Party’s receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third- Party Claim (including court papers).

(d)

If, promptly after receipt by the Indemnifying Party of notice of any Third-Party Claim as provided in Section 6.4(c), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third-Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third-Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third-Party claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third-Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

(e)

No Third-Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party.

(f)

At the election of the Selling Stockholders, the payment for any indemnification under this Section 6.4 by Public Company or ISR may be satisfied through the issuance of additional shares of Public Company Stock.

6.5

Publicity and Filings. The parties agree that all press releases, shareholder communications, filings with the SEC or other governmental agency or body and other information and publicity generated by any party hereto regarding the transactions contemplated in this Agreement shall be reviewed and approved by the other parties hereto and their counsel before release or dissemination to the public or filing with any governmental agency or body whatever. The parties further agree to cooperate in effective and promptly mailing or sending to all security holders of Public Company entitled thereto any noticed required under SEC Rule 14 f-1.

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ARTICLE VII

GENERAL PROVISIONS

7.1

Further Assurances. At any time and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

7.2

Waiver.

(a)

No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.3

Selling Stockholder Action. Any election, right, waiver, consent or other action to be exercised or taken by the Selling Stockholders shall be exercised or taken by vote or written consent of the Selling Stockholders holding a majority of the Company Shares, and any such vote or written consent shall be effected in the same manner as a vote or written consent regarding a corporate action of Company, provided that any Selling Stockholder may set a record date for any such action or written consent and solicit votes or written consents as if such Selling Stockholder were the Company taking action in connection with the establishment of a record date or solicitation or votes or written consents for a Company corporate action.

7.4

Brokers. Each party represents to every other party that no brokers or finders have acted for it in connection with this Agreement.

7.5

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to the respective addresses set forth on the signature page of this Agreement.

7.6

Entire Agreement. This Agreement, including the Exhibits and Schedules hereto constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and cancels and supersedes all prior agreements, arrangements and understandings, written or oral, between and among the parties.  No representation, promise or inducement has been made by any party hereto that is not embodied in this

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Agreement, and no party shall be bound by, or liable for, any alleged representation, promise or inducement not so set forth.

7.7

Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance.

7.8

Severability.

In the event that any provisions of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provisions to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and eforce3able to the fullest extent permitted by law.

7.9

Construction.

(a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by words “without limitation”.

(d)

Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

7.10

Fees and Expenses.

 Any fees and expenses incurred in connection with the Share Exchange, SEC filings, state securities filings, NASD Regulation, Inc. filings, this Agreement and the other transactions contemplated by this Agreement shall be borne by the Public Company.

7.11

Headings. The Article and Section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.12

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to conflicts of laws, principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

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7.13

Counterparts; Effectiveness. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which shall constitute on and the same agreement.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the other parties hereto.  Signatures may be exchanged by telecopy, with original signatures to follow.  Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts that telecopied signatures of the other parties to this Agreement.  The original signature pages shall be forwarded to Public Company or its counsel and Public Company and its counsel will provide all of the parties hereto with a copy of the entire Agreement.

7.14

Third-Party Beneficiaries.  The Agreement is solely between the named parties hereto and except as specifically provided no director, officer, stockholder, employee, agent independent contractor, or any other person shall be deemed to be a third-party beneficiary of this Agreement.

7.15

Survival of Representation, Warranties and Covenants.  The representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

7.16

Arbitration.   Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to binding arbitration before and pursuant to the Commercial Arbitration Rules of the American Arbitration Association sitting in Orange County, California.  Each of the parties, including without limitation, each of the Selling Shareholders hereby agree to submit to the personal jurisdiction of the Orange County Superior Court of the State of California as well as the American Arbitration Association in Orange County, California.  The cost of the arbitration shall be equally divided between the Parties.  If the Parties cannot agree on an arbitrator within two (2) weeks after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by the American Arbitration Association and under the rules then obtaining of that Association. The award shall be binding, each Party hereby expressly waiving its right to appeal, and rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

7.16

Legal Counsel. The parties hereby acknowledge that they have each consulted independent legal counsel in respect of all matters leading to, and including, the transactions evidenced hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date and year first above written.

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UNIVERSAL GUARDIAN HOLDINGS, INC.

a Delaware corporation

By:  /s/ Michael J. Skellern

Michael J. Skellern,

President & Chief Executive Officer

ISR SYSTEMS, INC., a California corporation

By: /s/ Michael J. Skellern

Michael J. Skellern,

CEO

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MEIDA INFORMATION TECHNOLOGY, LTD.,

A Hong Kong corporation

By:  /s/ Herbert P. Goertz

Herbert P. Goertz,

President & Chief Executive Officer

[SELLING STOCKHOLDERS]

EuroChina Group AG

By: /s/ Roman Emanuel Ludwig Kainz

       its authorized officer

/s/ Roman Emanuel Ludwig Kainz

Roman Emanuel Ludwig Kainz

Guenter Guest Supplies Ltd.

By: /s/ Roman Emanuel Ludwig Kainz

Roman Kainz, its authorized representative

Timo Kipp

By: /s/ Roman Emanuel Ludwig Kainz

Roman Kainz, Power of Attorney

Wettstein Urs

By: /s/ Roman Emanuel Ludwig Kainz

Roman Kainz, Power of Attorney

Linkena Anstalt

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By: /s/ Dr. Werner Keichar, Trustee

Its authorized officer

Transgaria Stiftung, Vaduz

By: /s/  Thomas Zweiefehofer

         its authorized officer

/s/ Christopher Terry

Christopher Terry

/s/ Christopher Terry

Alexa Terry by Christopher Terry, Power of

Attorney

/s/ Thomas Goertz

Thomas Goertz

SCHEDULE I

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NAME	CLASS A VOTING	CLASS B NONVOTING	CLASS C PREFERRED
EURO CHINA GROUP AG	500,000 25.00%		200* 50.00%
ROMAN EMANUEL LUDWIG KAINZ		62,500 12.5%
GUENTER GUEST SUPPLIES LIMITED		31,250 6.25%
TIMO KIPP		31,250 6.25%
WETTSTEIN URS		125,000 25.00%
LINKENA ANSTALT	500,000 25.00%	250,000* 50.00%	200* 50.00%
TRANSGARIA STIFTUNG, VADUZ	333,334 16.6667%
CHRISTOPHER JOHN & ALEXA-KATRIN TERRY	333,333 16.66665%
THOMAS GOERTZ	333,333 16.66665%
Total:	2,000,000	500,000	400
*To be transferred to ISR without any receipt of Exchange Shares

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SCHEDULE II

Intellectual Property Rights

See information contained in “Corporation Intellectual Property Rights” CD given to Michael Skellern on July 18, 2005.

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SCHEDULE III

CONTRACTS

Company Independent Contractor Agreements

Global OEM Agreement with Sun Micro Systems, Inc.

Channel Partner Agreement with Sparkicelab China

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